UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2020

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Building 3, Suite 700
        Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(866) 952-1647
Registrant’s Telephone Number, Including Area Code
        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Irving Burton Associates, LLC

On September 30, 2020, DLH Holdings Corp. (“DLH” or the “Company”) acquired Irving Burton Associates, LLC (“IBA”) pursuant to an Equity Purchase Agreement dated September 30, 2020 (the “Purchase Agreement”) by and among DLH, IBA, Project Insight Holdings, Inc. (the “Seller”), the Owners of the Seller, and Anna L. Ryan as the Sellers’ Representative. The acquisition was completed on September 30, 2020 and IBA became a direct, wholly-owned subsidiary of DLH on such date (the “Acquisition”).

At the closing of the Acquisition, DLH acquired IBA for the base purchase price of $32.0 million in cash, less transaction expenses, debt, and plus the difference between estimated net working capital and target net working capital. The purchase price is subject to post-closing adjustments based on IBA’s final debt, transaction costs, net working capital, and other adjustments, as determined in accordance with the Purchase Agreement. The Company funded the purchase price and the costs and expenses of the Acquisition through funds received under its amended and restated credit agreement, as described in greater detail below.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. Subject to certain limitations and conditions, the Company will be indemnified by the Seller for damages resulting from breaches or inaccuracies of the representations, warranties, and covenants of the Seller and IBA as set forth in the Purchase Agreement. The Purchase Agreement further provides that escrow funds of an aggregate amount of approximately $360,000 will be established in order to satisfy the purchase price adjustment and indemnification obligations of the Seller that may arise following the closing of the Acquisition. A representations and warranties insurance policy has been purchased by the Company in connection with the Purchase Agreement, under which the Company may seek recourse for breaches of the Seller’s representations and warranties to supplement the indemnity escrow. The representations and warranties insurance policy is subject to certain customary exclusions and a deductible.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates. The above description of the Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the DLH, IBA, or the other parties to the Purchase Agreement. Investors and security holders should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of DLH, IBA, or the other parties to the Purchase Agreement. Accordingly, investors and security holders should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about DLH and its subsidiaries that DLH includes in reports and statements it files with the SEC.

Amended and Restated Credit Agreement

As previously reported, on June 7, 2019, DLH, along with its wholly-owned subsidiaries, DLH Solutions, Inc., Danya International LLC, and Social & Security Systems, Inc. (the “Original Borrowers”) entered into a Credit
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Agreement (as amended by that certain Amendment No. 1 to Credit Agreement dated September 6, 2019, the “Original Credit Agreement”) with certain lenders, First National Bank of Pennsylvania, as administrative agent (the “Administrative Agent”), and F.N.B. Capital Markets and Manufacturers and Traders Trust Company as joint lead arrangers (the “Joint Lead Arrangers”). The Original Credit Agreement provided for an aggregate credit commitment of up to $95 million, consisting of a syndicated term loan of $70 million and a revolving credit facility of up to $25 million.

On September 30, 2020 (the “Closing Date”), the Original Borrowers, along with IBA (together, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) together with the Administrative Agent, the Joint Lead Arrangers and the other lenders party to the Original Credit Agreement (collectively, the “Lenders”). The Amended and Restated Credit Agreement renews, amends and restates the Original Credit Agreement in its entirety and provides for a syndicated term loan in an aggregate principal amount of $70 million (the “Term Loans”), and a revolving credit facility providing availability of up to $25 million (the “Revolving Credit Facility”), including a $5 million swingline sublimit.

On the Closing Date, DLH received $33 million of funds under the Term Loans to pay the cash purchase price of IBA and certain transaction expenses. After giving effect to such draw, the outstanding borrowings under the Term Loans were $70 million as of the Closing Date. The Revolving Credit Facility was undrawn as of the Closing Date. Pursuant to the Amended and Restated Credit Agreement, the maturity date for the loans is September 30, 2025 and they remain secured by liens on substantially all of the assets of the Borrowers.

Under the Amended and Restated Credit Agreement, the principal of the Term Loans is payable in quarterly installments of $1,750,000 beginning in December 2020, and increasing to $2,187,500 per quarter in December 2022, with the balance payable on the maturity date. At DLH’s option, the loans will bear interest at a rate generally based on (i) LIBOR (or a comparable or successor rate), or (ii) an alternative rate based on the highest of the (x) the federal funds rate, plus 0.5%, (y) the prime rate, or (z) a rate generally based on LIBOR (or a comparable or successor rate) plus 1.0%, and in each case plus an additional margin based on the Borrowers’ leverage ratio (defined as the ratio of total funded debt to consolidated EBITDA). The Amended and Restated Credit Agreement contemplates the future replacement of LIBOR with the Secured Overnight Financing Rate or another alternate benchmark rate, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks, including any related adjustments.

Interest is payable quarterly, or in the case of interest based on LIBOR, at the conclusion of each applicable interest period (but not less frequently than each 90 days). As part of the Revolving Credit Facility, the Lenders agreed to a sublimit of $5 million for letters of credit for the account of the Borrowers, subject to applicable procedures. The remaining balance of the Revolving Credit Facility is available, subject to certain limitations, including a borrowing base, for general working capital purposes.

Commencing with the fiscal year ending September 30, 2021, the Borrowers will be required to remit to the lenders a payment based on excess cash flow to further reduce the outstanding principal of the Term Loans. Initially, the required payment will be equal to 75% of excess cash flow if the total leverage ratio is greater than or equal to 2.5 to 1.0. Thereafter, the required excess cash flow payment will be reduced to 50% if the total leverage ratio is less than 2.5 to 1.0, but greater than or equal to 1.5 to 1.0. No excess cash flow payments are required if the ratio is below 1.5 to 1.0. In addition, the Borrowers must make additional mandatory prepayments of amounts outstanding under the Term Loans based on proceeds received from asset sales and sales of certain equity securities or other indebtedness.

The Amended and Restated Credit Agreement contains customary covenants applicable to the Borrowers, which include limitations on: liens; other indebtedness; the payment of dividends and distributions; investments in other entities and extensions of credit; mergers and consolidations; and changes in nature of business. The Amended and Restated Credit Agreement requires the Borrowers to comply with certain financial covenants including (i) a minimum fixed charge coverage ratio of at least 1.25 to 1.0 commencing with the quarter ending September 30, 2020 and for all subsequent periods and (ii) a maximum total leverage ratio of 3.75 to 1.0 from the Closing Date through and including the fiscal quarter ending June 30, 2021, which will thereafter decrease in annual increments of
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0.25 to a minimum of 2.75 to 1.0 commencing with the fiscal quarter ending September 30, 2024 for the remaining life of the facility.

The Amended and Restated Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, the material inaccuracy of our representations and warranties, ERISA events, material monetary judgments, change of control events, suspension or disbarment from contracting with the federal government, and certain other adverse events relating to our contracts with federal government customers. If an event of default occurs and is continuing under the Amended and Restated Credit Agreement, the Lenders and Administrative Agent may terminate the commitments under the agreement, stop making additional credit available, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests of the lenders.

In addition to certain initial advisory fees payable to the Administrative Agent or its affiliates, DLH is obligated to pay an annual administrative agency fee to the Administrative Agent and an unused line fee to the Administrative Agent for the account of the Lenders, based on the daily average of undrawn commitments under the Revolving Credit Facility. Further, the Joint Lead Arrangers for the Amended and Restated Credit Facility received customary compensation for syndicating the loans under the Amended and Restated Credit Agreement. The Administrative Agent, Joint Lead Arrangers and certain of the other lenders and their respective affiliates may in the future from time to time perform financial advisory, lending and/or other commercial banking services for the Borrowers, for which they may in the future receive, customary compensation and reimbursement of expenses.

On the Closing Date, the Borrowers and Administrative Agent also entered into an Amended and Restated Security Agreement, an Amended and Restated Pledge Agreement, and other ancillary agreements, pursuant to which the Borrowers have granted to the Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in substantially all of the Borrowers’ respective assets.

The foregoing description of the Amended and Restated Credit Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Current Report on Form 8-K, the Company completed its acquisition of IBA effective on September 30, 2020 for a total base purchase price of $32.0 million, funded by borrowings under the Amended and Restated Credit Facility. The foregoing does not constitute a complete summary of the Acquisition or the terms of the Purchase Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Amended and Restated Credit Facility is incorporated by reference herein. The foregoing does not constitute a complete summary of the terms of the Amended and Restated Credit Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

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Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Amended and Restated Credit Facility, the Borrowers are subject to certain restrictions on their ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 hereof and the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company will furnish the financial statements of the business acquired as required by Item 9.01(a) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(b) Pro Forma Financial Information

The Company will furnish the pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

2.1	Equity Purchase Agreement among DLH Holdings Corp., Irving Burton Associates, LLC, Project Insight Holdings, Inc., the Owners of the Seller and Anna L. Ryan as the Sellers’ Representative.*
10.1
Amended and Restated Credit Agreement among DLH Holdings Corp., DLH Solutions, Inc., Danya International, LLC, Social & Scientific Systems, Inc., Irving Burton Associates, LLC, First National Bank of Pennsylvania, as Administrative Agent and other lenders party thereto.

* Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the SEC.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: October 6, 2020

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